UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 DATE OF REPORT
                                FEBRUARY 10, 2000

                         AMAZON NATURAL TREASURES, INC.
                       ----------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                     NEVADA
                                ----------------
                 (STATE OR OTHER JURISDICTION OF INCORPORATION)

                     33-26109                   88-0460880
               -------------------          ------------------
             (COMMISSION FILE NUMBER)        (I.R.S. EMPLOYER
                                             IDENTIFICATION NO.)


                4011 WEST OQUENDO UNIT C, LAS VEGAS NEVADA 89118
              ----------------------------------------------------
              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND ZIP CODE)

                                 (702) 942-0100
                               ------------------
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)


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ITEM 4 - CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT

         Effective as of February 2, 2000, the Company was made aware by way of letter from the SEC that the Company's accountants, Albright, Persing & Associates, Ltd. ("Albright") had in fact resigned as the company's independent certified public accounts. The only report of Albright on the consolidated financial statements of the company (at and for the year ending December 31, 1998) did contain an adverse opinion, but it was not qualified or modified as to audit scope or accounting principles. The report of Albright did include an uncertainty paragraph expressing substantial doubt about the company's ability to continue as a going concern.

         The Company requested that Albright furnish it with the resignation letter that Albright sent to the Securities and Exchange Commission (The Commission). The company has also requested that Albright furnish the company with a letter addressed to The Commission stating whether or not it agrees with the above statements. A copy of the company's request letter is filed herewith and attached hereto as Exhibit 99(a). Upon information and belief, Albright has been working in concert with the Defendants in Federal Case No. CV-S-98-01247-LDG (RLH) and with deliberate intent has followed a course of action in which Albright has adversely affected the company. Due to this fact, to this date, Albright has not furnished the company nor (The Commission) with a letter stating whether or not it agrees with the above statements. A copy of the resignation letter is filed herewith and attached hereto as
         Exhibit 99(b). This letter was never sent to the company by Albright, but instead was sent by Albright to The Commission. The Company was made aware of this letter only when the Company received a copy thereof from the Commission.

         The Company has engaged Piercy, Bowler, Taylor & Kern ("Piercy") to replace Albright. However, Piercy will not have sufficient opportunity to review the company's financial records before the next required filing date. As the company may be unable to prepare the next required filing report under the company's normal review standards, the company subsequently may be required to file a notice of late filing with The Commission.